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                                                      James M. Clark
                                                      Assistant Vice President
                                                      Commercial Central
[LOGO]FLEET
                                                      Fleet Bank

                                                      Mail Stop: MA OF DO4B
                                                      One Federal Street
                                                      Boston, MA 02110-2010
                                                      617-346-5018
                                                      Fax 617-346-4843
                                                      james_m_clark@fleet.com

February 18, 1999

Mr. Philip Leibel
Chief Financial Officer
Foilmark, Inc
5 Malcolm Hoyt Drive
Newburyport, MA 01950

Dear Phil:

We are in receipt of the preliminary projected financial statement for Foilmark, Inc. and affiliates(s) (the Borrower") for the twelve month period ending December 31, 1998. According to our calculations Foilmark will be in violation of the loan covenant pertaining to the Minimum Tangible Net Worth as defined and contained in the loan and security agreement(s) governing the Borrower's Commercial loans.

Fleet National Bank ("Fleet" or the "Bank") hereby waives the covenant provision for the above cited covenant violations for the periods ending December 31, 1998. Additionally, the Bank resets the above cited covenant to be the following:

o  $11,300,000 for the twelve month period ending December 31, 1998;

o 11,550,000 for the three month period ending March 31, 1999, and thereafter.

All other terms, conditions, and covenants of the loan agreement between the Borrower and the Bank remain in effect. Any amendments or modifications not specifically referenced herein shall also remain in effect.

Very truly yours,


/s/ James M. Clark

James M. Clark
Vice President